SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOSITE INCORPORATED

    	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL II LTD
                       6/06/07           10,000            91.9900
          GAMCO ASSET MANAGEMENT INC.
                       6/08/07            5,000            92.0953
                       6/05/07            1,000            91.9900
                       6/01/07           15,000-             *DO
	    GABELLI SECURITIES, INC.
          	  GABELLI ASSOCIATES LTD
                       6/06/07            1,819            91.9700
          	  GABELLI ASSOCIATES FUND
                       6/05/07            2,000            91.9700
          GABELLI FUNDS, LLC.
              GABELLI DIVIDEND & INCOME TRUST
                       6/08/07            7,700            92.0759
              GABELLI CAPITAL ASSET FUND
                       6/08/07            1,000            92.0500
                       6/07/07            3,100            92.0500
              GABELLI ABC FUND
                       6/08/07            2,400            92.0600
                       6/07/07            2,600            92.0700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.